Exhibit 10.3

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Exclusive Business Cooperation Agreement

THIS EXCLUSIVE BUSINESS COOPERATION AGREEMENT (this “Agreement”) is entered into by and between the following parties on this 9th day of March, 2020 in Shanghai, the People’s Republic of China (hereinafter referred to as the “PRC”, and, for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan):

Party A: Shanghai Santeng Technology Co., Ltd.

Legal representative: LU Qiaoling

Registered address: Room 121, 14/F, Building No.2, No.588 Zixing Road, Minhang District, Shanghai

Party B: Daxin Wealth Investment Management (Shanghai) Co., Ltd.

Legal representative: LU Yongxiang

Registered address: Room 2030, Building No.8, No.1630 Yecheng Road, Jiading Industrial Zone, Shanghai

In this Agreement, Party A and Party B are hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and validly existing in the PRC.

2.	Party B is a limited liability company established and validly existing in the PRC, and all the business activities conducted and developed by Party B and its subsidiaries and branches (including subsidiaries and branches wholly owned or controlled by Party B) either at present or at any time within the term of this Agreement are collectively referred to as the “Principal Business”;

3.	Party A agrees to use its advantage in technology, personnel and information advantages to provide Party B and its subsidiaries and branches with exclusive technical support, consulting and other services in relation to the Principal Business during the term of this Agreement, and Party B agrees to accept the various services to be provided by Party A or its designated party on terms of this Agreement.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Article 1 Provision of Service

1.1	In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as the exclusive service provider of Party B to provide Party B with comprehensive technical support, consulting service and other services during the term of this Agreement, including but not limited to the following:

(1)	licensing Party B to use the relevant software and trademarks in/to which Party A owns lawful rights;

(2)	development, maintenance and updates of relevant application software necessary for Party B’s business;

(3)	design, installation, daily management, maintenance and update of the computer network systems, hardware device and database;

(4)	providing Party B’s relevant personnel with technical support and professional training;

(5)	assisting Party B in the enquiry, collection and survey of relevant technical and market information (excluding the market research which wholly foreign-owned enterprises are not allowed to conduct under the PRC laws);

(6)	offering business management consultation to Party B;

(7)	rendering marketing and promotion services to Party B;

(8)	rendering customer order management and customer services to Party B;

(9)	providing Party B with services in connection with investment, financing, risk control and other aspects;

(10)	offering financial, legal and other advices and supports to Party B;

(11)	assist Party B in the transfer, lease and disposition of equipment and assets; and

(12)	other relevant services to be offered from time to time at Party B’s request to the extent permitted by the PRC laws.

1.2	Party B accepts the services to be provided by Party A. Party B further agrees that, except with the prior written consent of Party A, during the term of this Agreement, in respect of the services or other matters agreed herein, Party B shall not directly or indirectly receive any services identical or similar to those specified herein from any third party, nor establish any similar cooperation relationship with any third party with respect to the matters covered by this Agreement. Both Parties agree that Party A may designate another party (such designated party may sign certain agreements as described in Clause 1.5 hereof with Party B) to provide Party B with the services support agreed herein.

1.3	Party A shall have the right to check Party B’s accounts either on a regular basis or at any time, and Party B shall keep books and records in a timely and accurate manner and deliver its accounts to Party A at Party A’s request. Subject to compliance with applicable laws, during the term of this Agreement, Party B agrees to cooperate with Party A and its shareholders (including direct or indirect ones) in auditing (including but not limited to the audit of related transactions and other various audits) and to provide Party A, its shareholders and/or entrusted auditors with information and materials in connection with the operation, business, clients, finance, employee and other relevant information of Party B and its subsidiaries and branches, and consents to the disclosure of such information and materials by Party A’s shareholders for the purpose of satisfying the regulatory requirements on the IPO.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

1.4	When Party B enters into liquidation or dissolution for any reason, Party B shall, to the extent permitted by the PRC laws, appoint those persons recommended by Party A to form a liquidation team to manage the properties of Party B and its subsidiaries and branches. Party B acknowledges and confirms that, in the event of a liquidation or dissolution of Party B, Party B agrees to deliver to Party A all the remaining properties acquired from the liquidation of Party B in accordance with the laws and regulations of the PRC, regardless of whether the agreements herein can be performed or not.

1.5	Service Providing Methodology

1.5.1	Party A and Party B agree that, within the term of this Agreement, Party B may, where necessary, enter into further service agreements with Party A or any other party designated by Party A (as applicable), which shall set out the specific contents, manner, personnel and fees for the various services.

1.5.2	In order to ensure Party B meets the cash-flow requirements in its ordinary business course and/or to set off any losses that may arise from its operations, Party A shall, if required by the actual condition, provide Party B with the financial support (but only to the extent and in the manner permitted under the PRC law), and Party A agrees not to claim for the same against Party B. Party A may offer financial support to Party B by means of bank entrusted loan or other appropriate methods, and enter into necessary agreements separately.

1.5.3	In order to perform this Agreement, Party A and Party B agree that Party B will, where necessary, enter into equipment or property leases with Party A or any other party designated by Party A at any time during the term of this Agreement in accordance with the needs of the business progress, so that Party A will provide relevant equipment and assets to Party B for use

1.5.4	Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets of Party B, to the extent permitted under the PRC laws and regulations, at the lowest purchase price permitted by the PRC laws, regulations and relevant rules. In this case, the Parties shall enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

Article 2 Price and Payment Method of the Services

2.1	The service fee hereunder shall be at a reasonable price to be determined as per the scope and nature of the services and will be set out in a service agreement to be further signed by the parties thereto. The service fee shall be a sum equal to 100% of the total consolidated profits of Party B in any fiscal year, setting off the accumulated loss (if any) of Party B and its subsidiaries and branches in the previous fiscal year and net of the working capital, expenses, taxes and other statutory contributions required in any fiscal year. Notwithstanding the foregoing, Party A may, at its sole discretion, adjust the coverage and amount of the service fee in accordance with the tax regulations and tax practices of the PRC and by reference to Party B’s needs for working capitals, and Party B and its subsidiaries and branches shall accept such adjustment.

2.2	Party A will calculate the service fee on a quarterly basis and issue corresponding VAT special invoice to Party B at the tax rate specified in the prevailing VAT laws of the PRC. Party B shall, within 10 business days upon receipt of the invoice, pay the service fee to the bank account designated by Party A, and send a copy of the payment proof to Party A by fax or email within 10 business days after such payment. Party A shall issue a receipt within 10 working days after its receipt of the service fees. Notwithstanding the foregoing, Party A may, at its discretion, adjust the time and method for payment of the service fee. Party B shall accept such adjustment.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Article 3 Intellectual Properties and Confidentiality

3.1	Party A shall have proprietary and exclusive ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, know-hows, trade secrets and others. Party B shall execute all such appropriate documents, take all such appropriate actions, deliver all such documents and/or applications, provide all such appropriate assistances, and do all such other acts, as Party A shall determine at its sole discretion to be necessary to confer such ownerships, rights and interests in such intellectual properties to Party A and/or to perfect the protection of such intellectual property rights of Party A.

3.2	The Parties acknowledge and confirm that this Agreement, its contents and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement shall be deemed to be confidential information. The Parties shall maintain confidentiality of all such confidential information, and shall not disclose any confidential information to any third party without the written consent of the other Party, except for the information which: (a) is or will be known to the public (without the unauthorized disclosure by the receiving Party); (b) is required to be disclosed under the applicable laws or regulations, stock trading rules, or orders of governmental authorities or courts; or (c) is required to be disclosed by either Party to its shareholders, directors, supervisors (if any), employees, legal counsels or financial advisors for the transactions contemplated hereunder, provided that such shareholders, directors, supervisors (if any), employees, legal counsels or financial advisors shall be subject to the confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential information by a shareholder, director, supervisor (if any) or employee of either Party or any agencies hired by it shall be deemed as a disclosure of such confidential information by such Party, which shall be liable for breach of agreement in accordance with this Agreement.

Article 4 Representations and Warranties

4.1	Party A represents, warrants and undertakes that:

4.1.1	it is a wholly foreign-owned enterprise duly established and validly existing under the laws of the PRC, and that Party A or its designated service provider will obtain all the governmental permits and licenses necessary for the provision of the services hereunder prior to its provision of such services;

4.1.2	Party A has taken necessary corporate actions, obtained necessary authorizations, and obtained necessary consents and approvals from any third parties and government agencies (if any) to execute, deliver and perform this Agreement, and that Party A’s execution, delivery and performance of this Agreement do not and will not violate any explicit provisions of laws and regulations; and

4.1.3	this Agreement constitutes Party A’s legal, valid and binding obligations, which are enforceable against it in accordance with the terms of this Agreement.

4.2	Party B represents, warrants and undertakes that:

4.2.1	it is a company duly established and validly existing under the laws of the PRC, and has obtained and will maintain all the governmental permits and licenses necessary for the Principal Business;

4.2.2	Party B has taken necessary corporate actions, obtained necessary authorizations, and obtained necessary consents and approvals from any third parties and government agencies (if any) to execute, deliver and perform this Agreement, and that Party B’s execution, delivery and performance of this Agreement do not and will not violate any explicit provisions of laws and regulations; and

4.2.3	this Agreement constitutes Party B’s legal, valid and binding obligations, which are enforceable against it in accordance with the terms of this Agreement.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Article 5 Effective Term of the Agreement

5.1	The Parties acknowledge and confirm that this Agreement shall come into force after being officially signed by the Parties, and shall be retroactive to January 1, 2018, which means this Agreement shall be binding upon the Parties on and from January 1, 2018, whereupon the Parties shall have all rights hereunder and perform all the obligations hereunder. Unless terminated as expressly specified herein or upon Party A’s written decision, this Agreement shall be permanently effective.

5.2	If either Party’s business term expires during the effective term of this Agreement, such Party shall timely extend its business term to enable this Agreement to remain effective and performable. If either Party’s application for extension of its business term is not approved or consented by any competent authorities, this Agreement shall be terminated upon the expiration of such Party’s business term.

5.3	The Parties’ rights and obligations under Articles 3, 6, 7 and 5.3 hereof shall survive any termination of this Agreement.

Article 6 Governing Law and Dispute Resolution

6.1	The conclusion, effectiveness, interpretation and performance of this Agreement and the resolution of disputes hereunder shall be governed by and construed in accordance with the laws of the PRC.

6.2	In the event of any dispute arising from the performance of this Agreement or in connection with this Agreement, either Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. Subject to provisions of the PRC laws, the arbitration tribunal or arbitrators may award remedial measures in respect of Party B’s equities or assets in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of Party B. In addition, in the course of forming the tribunal, Party A shall have the right to file an application to any court with competent jurisdiction (including courts in the PRC, Hong Kong and Cayman Islands) for the grant of temporary reliefs.

6.3	During the pending arbitration of any dispute, other than those which are under dispute and subject to arbitration, the Parties shall continue to own their respective rights under this Agreement and perform their respective obligations hereunder.

Article 7 Liability for Breach of Agreement and Indemnity

7.1	If Party B commits a material breach of any terms hereunder, Party A shall have the right to terminate this Agreement and/or request Party B to make compensation for the damages, and this Article 7.1 shall not prejudice or affect any other rights of Party A under this Agreement.

7.2	Unless otherwise provided by laws, Party B shall in no event have the right to terminate or rescind this Agreement.

7.3	Party B shall indemnify and hold harmless Party A from any losses, damages, liabilities or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, damages, liabilities or expenses arise from the gross negligence or willful misconduct of Party A.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Article 8 Force Majeure

8.1	If either Party’s failure to perform or completely perform this Agreement is directly caused by earthquake, typhoon, flood, fire, epidemic, war, strike or any other force majeure event which is unforeseeable and cannot be prevented or avoided by the affected Party (the “Force Majeure Event”), such Party shall not be liable for such failure or partial failure to nonperformance or partial nonperformance of this Agreement, provided that the affected Party shall immediately serve a written notice to the other Party without delay and provide the other Party with details of such Force Majeure Event within fifteen days from the delivery of the foresaid written notice to explain the reasons of such failure, partial failure or delay of performance.

8.2	If the Party claiming Force Majeure Event fails to notify the other Party and provide appropriate proofs as specified in the above article, it shall not be exempted from the liability for its failure to perform its obligations hereunder. The affected Party shall make reasonable efforts to mitigate the consequence of the Force Majeure Event and resume its performance of all relevant obligations as soon as possible after the Force Majeure Event ends. If the affected Party fails to resume its performance of relevant obligations after the cause for its temporary exemption from relevant performance of obligations eliminates, such Party shall be liable to the other Party for such failure.

8.3	When a Force Majeure Event occurs, the Parties shall immediately negotiate with each other with an aim to reach an equitable solution, and shall make all reasonable efforts to minimize the consequence of such Force Majeure Event to the maximum possible extent.

Article 9 Notices

9.1	All notices and other communications required or given under this Agreement shall be delivered or sent to the receiving Party by way of personal delivery, registered mail (postage prepaid), commercial courier service or facsimile transmission. Each notice shall also be sent by email. Each notice shall also be sent by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery (including express mail service) shall be deemed effectively given on the day when an acknowledgement of receipt thereof is signed.

9.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date of the return receipt thereof.

9.1.3	Notices given by facsimile transmission shall be deemed effectively given on the date of transmission as shown on the facsimile, provided that, if such facsimile is given after 5pm or on a non-business day at the place of receipt, it shall be deemed given on the business day immediately following the transmission date shown on such facsimile.

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

Article 10 Transfer of Agreement

10.1	Party B shall not transfer its rights and obligations under this Agreement to any third party unless with Party A’s prior written consent.

10.2	Party B hereby agrees that Party A may transfer its rights and obligations hereunder to any third party, and that Party A will only need to send a written notice to Party B upon occurrence of such transfer and will not be required to obtain the consent of Party B for the transfer.

Article 11 Miscellaneous

11.1	Unless otherwise specified, the terms of this Agreement in connection with Party B’s rights and obligations shall also apply to Party B’s subsidiaries and branches.

11.2	In the event that one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any aspect. The Parties shall, through negotiations in good faith, strive to replace such invalid, illegal or unenforceable provisions with valid provisions which accomplish the intentions of the Parties to the greatest extent permitted by laws, and the economic effect of such valid provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.3	The Parties may amend and supplement this Agreement by means of written agreement. Any amendment or supplementary agreement to this Agreement executed by the Parties shall be an integral part hereof, and have the same legal effect as this Agreement.

11.4	This Agreement is made in duplicate, with each Party holding one counterpart hereof. Each counterpart of this Agreement shall have the same legal effect.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

(Signature Page of the Exclusive Business Cooperation Agreement)

Party A:

Shanghai Santeng Technology Co., Ltd. (official seal)

By:	LU Qiaoling

Its Legal or Authorized Representative

Dated this 9th day of March, 2020

Daxin Wealth Investment Management (Shanghai) Co., Ltd.	Exclusive Business Cooperation Agreement

(Signature Page of the Exclusive Business Cooperation Agreement)

Party B:

Daxin Wealth Investment Management (Shanghai) Co., Ltd. (official seal)

By:	LU Yongxiang

Its Legal or Authorized Representative

Dated this 9th day of March, 2020